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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 West University Parkway, Sarasota, Florida	34243

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Ex-99.1: 401(K) and ESOP Retirement Plan

Item 3.02. Unregistered Sales of Equity Securities.

     On January 10, 2005, the Registrant voluntarily issued 73,290 shares of its common stock to the Sun Hydraulics Employee Stock Ownership Plan (“ESOP”) for the benefit of its United States employees. The ESOP paid no consideration for the shares. The shares were valued at $14.46 per share, the closing price of the stock on January 7, 2004, the last business day before the date of issuance. The shares will be allocated pursuant to the terms of the ESOP to the Registrant’s United States employees. The issuance of the shares was exempt from registration under the Securities Act of 1933 as the contribution of the shares to the ESOP for the benefit of the Registrant’s employees, without the payment of consideration by the ESOP or employees, does not constitute a sale of the common stock for purposes of the Act.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 The Sun Hydraulics Corporation 401(K) and ESOP Retirement Plan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Richard J. Dobbyn

Richard J. Dobbyn Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: January 14, 2005